Exhibit 99.1

COHEN & COMPANY REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Enterprise net income of $4.4 million or $.28 per fully diluted share

Adjusted operating income of $7.7 million or $.49 per fully diluted share

Net trading revenue increases 101% to $22.8 million

Philadelphia and New York, May 7, 2010 – Cohen & Company Inc. (NYSE AMEX: COHN), a leading investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter ended March 31, 2010.

First Quarter Highlights:

•	Net income of $4.6 million for the three months ended March 31, 2010, as compared to net loss of $7.4 million for the three months ended March 31, 2009.

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Enterprise net income of $4.4 million, or $.28 per fully diluted share, for the three months ended March 31, 2010, as compared to enterprise net loss of $7.4 million, or $0.77 per fully diluted share, for the three months ended March 31, 2009. Enterprise net income (loss) and enterprise net income (loss) per fully diluted share are non-GAAP measures of performance. See the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

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Net income attributable to Cohen & Company, Inc. was $2.9 million, or $0.28 per fully diluted share, for the three months ended March 31, 2010, as compared to net loss of $7.4 million, or $0.77 per fully diluted share, for the three months ended March 31, 2009.

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Adjusted operating income was $7.7 million, or $.49 per fully diluted share, for the three months ended March 31, 2010, as compared to adjusted operating loss of $4.6 million, or $.48 per fully diluted share, for the three months ended March 31, 2009. Adjusted operating income (loss) and adjusted operating income (loss) per fully diluted share are non-GAAP measures of performance. See the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Daniel G. Cohen, Chairman and Chief Executive Officer of Cohen & Company, said, “I am very pleased not only with our operating results in the first quarter, but also with the significant progress we’ve made in building out our fixed income platform. As an important part of this effort, we have been able to attract a number of talented professionals with relevant experience. We remain focused on achieving our strategic goals and delivering improved results through the remainder of 2010 and beyond.”

Christopher Ricciardi, President of Cohen & Company, said, “Our enhanced capital position in the first quarter allowed us to take advantage of opportunities in trading and principal investing while we continued to focus on our fee generating activities. This quarter’s earnings demonstrate that our team’s efforts in strengthening our capital markets segment have been successful, while also making excellent progress in many key areas, including in our newly expanded European business. We look forward to continuing to generate strong returns from our expansion activities for the benefit of our shareholders.”

Capital Markets

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Net trading revenue increased 101% to $22.8 million for the three months ended March 31, 2010, up from $11.3 million for the three months ended March 31, 2009. The increase was primarily the result of (i) the Company’s increase in overall capital markets headcount to 96 as of March 31, 2010, as compared to 44 as of March 31, 2009, which included significant expansion of the European capital markets team; and (ii) improved results as the Company transitions to a strategy of using risk capital, including the impact of the substantial rally in leveraged credit products on the Company’s trading inventory.

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The Company continued the expansion of our capital markets segment, including additions in the European operation and the hiring of a team of senior fixed income professionals to originate and distribute brokered deposits. This team will originate and trade brokered deposits or CDs for banks. The Company intends to combine the team’s existing bank relationships with its own to create new origination opportunities.

•	The Company served as advisor and placement agent in a $50 million subprime auto loan securitization.

Asset Management

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The Company’s mortgage securities platform, Strategos, continued to generate solid performance in its Deep Value funds in the quarter, which, have earned combined annualized returns of 22% from inception to March 31, 2010.

•	The Company’s European separate accounts generated average annualized cash on cash returns of 14% for the separate account investors.

Principal Investing & Other

•	The Company’s principal transaction and other income of $11.5 million was primarily composed of gains on its investments in Star Asia and in Deep Value.

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In March 2010, the Company repurchased $5.1 million notional amount of contingent convertible senior notes from an unrelated third party for $4.1 million. The notes had a carrying value of $5.0 million, resulting in a gain from repurchase of debt of $900 thousand.

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During the quarter, the Company completed its analysis and determined that federal net operating loss (“NOL”) and federal net capital loss (“NCL”) carryovers assumed through the merger of Cohen Brothers LLC with Alesco Financial Holdings, LLC are not currently limited by Section 382 of the Internal Revenue Code of 1986, as amended. The Company estimates it has approximately $48 million of NOLs and $69 million of NCLs as of December 31, 2009. For further information on the limitations on the NOLs and NCLs, please see cautionary note below.

Conference Call

Management will hold a conference call this morning at 10:00 AM EDT to discuss these results. The conference call will be available via webcast. Interested parties can access the live webcast by clicking the webcast link on Cohen & Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 73229706, or request the Cohen & Company earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), participant pass code 73229706.

About Cohen & Company

Cohen & Company is a leading investment firm specializing in credit-related fixed income investments. Cohen & Company was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown over the past ten years into a more diversified fixed income specialist. Our primary operating segments are Capital Markets and Asset Management. Our Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products. Our Asset Management segment manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of March 31, 2010, we manage approximately $15.5 billion in credit-related fixed income assets in a variety of asset classes, including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements. These factors include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/sec-filings. Risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues and (g) competitive pressure; and (h) a potential Ownership Change under Section 382 of the Code. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenues and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

Limitation on usage of NOLs and NCLs

If not used, the Company’s NOLs will begin to expire in 2029 and the NCLs will begin to expire in 2012. No assurance can be provided that we will have future taxable income or future capital gains to benefit from these NOL and NCL carryovers. Additionally, small changes in the Company’s ownership in the future could cause an Ownership Change, in accordance with the terms of Section 382 of the Code. If such a change were to occur in the future, our ability to use the NOLs, NCLs and certain recognized built-in losses to reduce our taxable income in a future year would generally be limited to an annual amount (the “Section 382 Limitation”) equal to the fair value of the Company immediately prior to the Ownership Change multiplied by the “long term tax-exempt interest rate.” In the event of an Ownership Change, NOLs and NCLs that exceed the Section 382 Limitation in any year will continue to be allowed as carryforwards for the remainder of the carryforward period, and such NOLs and NCLs would be eligible for use to offset taxable income for years within the carryforward period subject to the Section 382 Limitation in each year. However, if the carryforward periods for any NOL or NCL were to expire before such NOL or NCL were fully utilized, the unused portion of that loss would expire unused.

COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2010	2009
Revenues
Net trading	$22,768	$11,317
Asset management	6,770	9,299
New issue and advisory	668	227
Principal transactions and other income	11,527	(3,924)

Total revenues	41,733	16,919

Operating expenses

Compensation and benefits	27,131	17,439
Business development, occupancy, equipment	1,383	1,547
Professional services and other operating	6,326	3,616
Depreciation and amortization	643	654

Total operating expenses	35,483	23,256

Operating income (loss)	6,250	(6,337)

Non-operating income (expense)

Gain on repurchase of debt	886	—
Interest expense	(1,993)	(1,198)
Gain on sale of management contracts	135	4,258
Income (loss) from equity method affiliates	14	(4,083)

Income (loss) before income taxes	5,292	(7,360)
Income tax expense	731	68

Net income (loss)	4,561	(7,428)
Less: Net income (loss) attributable to the noncontrolling interest	1,646	(11)

Net income (loss) attributable to Cohen & Company Inc.	$2,915	$(7,417)

Earnings per share

Basic
Net income (loss) attributable to Cohen & Company Inc.	$2,915	$(7,417)
Basic shares outstanding	10,318	9,612

Net income (loss) per share	$0.28	$(0.77)

Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$2,915	$(7,417)
Plus: Net income attributable to the convertible noncontrolling interest	1,646	—
Less: Additional tax expense if convertible non controlling interest is converted	(157)	—

Enterprise net income (loss)	$4,404	$(7,417)

Basic shares outstanding	10,318	9,612
Shares issuable if convertible non controlling interest is converted	5,284	—

Fully diluted shares outstanding	15,602	9,612

Fully diluted earnings (loss) per share	$0.28	$(0.77)

Reconciliation of enterprise net income (loss) to net income (loss) and calculation of per share amounts

Net income (loss)	$4,561	$(7,428)
Less: Non controlling interests that are not convertible	—	11
Less: Additional tax expense if convertible non controlling interest is converted	(157)	—

Enterprise net income	$4,404	$(7,417)

Fully diluted shares outstanding	15,602	9,612

Enterprise net income per share	$0.28	$(0.77)

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculation of per share amounts

Operating income (loss)	$6,250	$(6,337)
Depreciation and amortization	643	654
Share-based compensation	800	1,034

Adjusted operating income (loss)	$7,693	$(4,649)

Fully diluted shares outstanding	15,602	9,612

Adjusted operating income (loss) per share	$0.49	$(0.48)

COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2010 (unaudited)	December 31, 2009
Assets
Cash and cash equivalents	$29,180	$69,692
Receivables from:
Brokers, dealers, and clearing agencies	35,120	255
Related parties	1,250	1,255
Other receivables	3,864	4,268
Investments-trading	77,917	135,428
Other investments, at fair value	52,696	43,647
Receivables under resale agreements	75,826	20,357
Goodwill	9,551	9,551
Other assets	25,224	14,989

Total assets	$310,628	$299,442

Liabilities

Payables to:
Brokers, dealers, and clearing agencies	$2,425	$13,491
Related parties	34	—
Accounts payable and other liabilities	13,659	13,039
Accrued compensation	15,089	7,689
Trading securities sold, not yet purchased	110,229	114,712
Securities sold under agreement to repurchase	28,964	—
Deferred income taxes	10,655	10,899
Debt	47,040	61,961

Total liabilities	228,095	221,791

Stockholders’ Equity
Common Stock	10	10
Additional paid-in capital	58,500	58,121
Accumulated other comprehensive loss	(1,620)	(1,292)
Retained Earnings (Accumulated deficit)	2,745	(170)
Treasury stock, at cost; 50,400 shares of Common Stock	(328)	(328)

Total Cohen & Company Inc. stockholders’ equity	59,307	56,341
Noncontrolling interest	23,226	21,310

Total stockholders’ equity	82,533	77,651

Total liabilities and stockholders’ equity	$310,628	$299,442

CALCULATION OF FULLY DILUTED BOOK VALUE PER SHARE (1)

Total stockholders’ equity	$82,533	$77,651

Common shares outstanding	10,421	10,293
Cohen Brothers, LLC convertible membership units outstanding	5,284	5,284

Total shares and units outstanding (2)	15,705	15,577

Fully Diluted Book Value Per Share	$5.26	$4.98

(1)	Fully diluted book value per share assumes all units of Cohen Brothers not already owned by the Company are converted into Company shares.
(2)	Shares and units outstanding are as of the last day of the relevant period and not a weighted average.

Non-GAAP Measures

Enterprise net income (loss) and enterprise net income (loss) per fully diluted share

Enterprise net income (loss) is not a financial measure recognized by generally accepted accounting principles (“GAAP”). Enterprise net income (loss) represents net income (loss) computed in accordance with GAAP, adjusted for (i) any additional corporate tax expense that would have been incurred if all redeemable noncontrolling interest units in Cohen Brothers, LLC, our majority owned subsidiary (“Cohen Brothers”), were exchanged for shares of the Company as of the first day of the relevant reporting period; and (ii) any noncontrolling interest of subsidiaries of Cohen Brothers. Enterprise net income (loss) per fully diluted share is calculated by taking enterprise net income (loss) and dividing it by fully diluted shares outstanding calculated in accordance with GAAP.

We present enterprise net income (loss) and related per fully diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. The Company holds a 66.2% interest in Cohen Brothers, its main operating subsidiary. The holders of the remaining 33.8% interest in Cohen Brothers can, under certain circumstances, convert their units of Cohen Brothers on a one-for-one basis to shares of the Company. Enterprise net income (loss) and related per fully diluted share amounts calculate what net income and net income per fully diluted share would be if the holders of Cohen Brothers units had exercised their rights to convert into Company shares as of the first day of the relevant reporting period. Enterprise net income (loss) and related per fully diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Enterprise net income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) prepared in accordance with GAAP. Enterprise net income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Adjusted operating income (loss) and adjusted operating income (loss) per fully diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income (loss), computed in accordance with GAAP, before depreciation and amortization, impairments of intangible assets, and share-based compensation expense. The items that have been excluded from adjusted operating income (loss) are non-cash items. Adjusted operating income (loss) per fully diluted share is calculated, by dividing adjusted operating income (loss) by fully diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per fully diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per fully diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per fully diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per fully diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income (loss) prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Cohen & Company Inc. Joseph W. Pooler, Jr., 215-701-8952 Chief Financial Officer investorrelations@cohenandcompany.com	Joele Frank, Wilkinson Brimmer Katcher James Golden, 212-355-4449 jgolden@joelefrank.com